UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

StoneMor Partners L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirements of Allen Freedman and Howard Carver

On March 20, 2018, Allen Freedman and Howard Carver notified StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), that they would be retiring as directors of StoneMor GP effective as of April 2, 2018 (the “Effective Date”).

Appointments of Patricia D. Wellenbach and Stephen J. Negrotti

On March 20, 2018, the Board of Directors of StoneMor GP appointed Patricia D. Wellenbach and Stephen J. Negrotti as members of the Board of Directors of StoneMor GP (the “Board”), effective as of the Effective Date.

Ms. Wellenbach, age 60, has been President and CEO of Philadelphia’s Please Touch Museum since November 2015. In such capacity, Ms. Wellenbach is responsible for management and oversight of one of the top 10 children’s museums in the country. The Museum employs 100 people and has a budget of $10.0 million. In addition, Ms. Wellenbach works closely with the Museum’s Board of Trustees and is a steward of a 100,000 square foot building on the National Historic Register. The building is owned by the City of Philadelphia and as such Ms. Wellenbach works closely with city leaders on the preservation of this historic landmark building. From February 2013 to October 2015, Ms. Wellenbach was President and CEO of Green Tree School and Services, a non-residential school and behavioral health clinic for children with autism and severe emotional disturbances. In such capacity, Ms. Wellenbach oversaw a budget of $9.0 million, managed the construction of a new facility and negotiated contracts with two unions. The complexity of the medical and educational needs of the children required Ms. Wellenbach to have experience with a high level of regulatory and compliance issues. From October 2007 to January 2013, Ms. Wellenbach advised companies as President and CEO of Sandcastle Strategy Group, LLC. Ms. Wellenbach currently serves on the Boards of Thomas Jefferson University (from July 2015) and the Philadelphia Mayor’s Cultural Advisory Board (from September 2016). Ms. Wellenbach previously was a member of the Board of Directors at the Reinvestment Fund, a CDFI fund that makes community impact investments in areas of work force development, charter schools, food access and other community needs, from March 2010 until December 2017. Ms. Wellenbach is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Forum of Executive Women and the Pennsylvania Women’s Forum. Ms. Wellenbach holds a degree from the Boston College School of Nursing and a certificate from the UCLA Anderson School of Management’s Healthcare Executive Program. Ms. Wellenbach will bring to the Board significant experience in managing complex businesses in transition and restructuring, merger and acquisition experience both as a chief executive officer and as a board member, and experience with risk, regulatory and compliance issues.

Mr. Negrotti, age 66, was most recently President and CEO of Turner Investments Inc., an investment manager, from April 2014 until October 2015. He also served as a member of the Board of Directors and President of the Turner Family of Mutual Funds during that time. Mr. Negrotti has been self-employed as an independent certified public accountant and a consultant since October 2015 and was also employed in that capacity from January 2012 until joining Turner. Mr. Negrotti has over 40 years of finance and administration experience. He joined Ernst & Young in Philadelphia in 1976 and was a Partner at Ernst & Young LLP from 1986 through 2011, coordinating services to financial industry clients and acting as an advisor in Ernst & Young’s Global Private Equity practice in New York. Mr. Negrotti holds an MBA in Finance from Drexel University and a Bachelor’s degree in Accounting from The Pennsylvania State University. Mr. Negrotti will bring to the Board significant experience in financial oversight and accounting matters. Mr. Negrotti is expected to be the Chairman of the Audit Committee.

Ms. Wellenbach and Mr. Negrotti will each participate in StoneMor GP’s standard independent director compensation program. Ms. Wellenbach and Mr. Negrotti are each also expected to enter into an indemnification agreement with StoneMor GP, the terms of which are expected to be consistent with the terms of the indemnification provided to the other directors of StoneMor GP and by StoneMor GP’s limited liability company agreement. Under the indemnification arrangements with the other directors of StoneMor GP, StoneMor GP is required to indemnify directors to the fullest extent of the law against liabilities, costs and expenses incurred by them in their capacities as a director or agent of StoneMor GP unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the director acted in bad faith or engaged in fraud, willful misconduct or gross negligence. The indemnification arrangements also require StoneMor GP to indemnify directors for criminal proceedings unless the applicable director acted with knowledge that such director’s conduct was unlawful. Any such indemnification will be only out of the assets of StoneMor GP.

Audit Committee

As previously reported, Leo J. Pound will begin serving as Interim Chief Executive Officer when R. Paul Grady’s resignation becomes effective on March 30, 2018. Mr. Pound will remain a member of the Board, but will step down as a member of the Audit Committee of the Board in connection with his appointment as Interim Chief Executive Officer. Martin R. Lautman, Ph.D. has been appointed as Mr. Pound’s replacement on the Audit Committee. Ms. Wellenbach and Mr. Negrotti are expected to be appointed to the Audit Committee, with Mr. Negrotti expected to serve as Chairman, on the Effective Date.

Item 7.01	Regulation FD Disclosure

On March 26, 2018, the Partnership issued a press release announcing the retirements of Messrs. Freedman and Carver and the appointments of Ms. Wellenbach and Mr. Negrotti. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 26, 2018. **

** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2018	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By: /s/ Mark L. Miller Mark L. Miller Chief Financial Officer and Senior Vice President